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                                                                  EXHIBIT 23.2.1

               [LETTERHEAD OF MILLER AND LENTS, LTD. APPEARS HERE]

                                 April 16, 2002

XTO Energy Inc.
810 Houston Street
Fort Worth, Texas 76102

                                            Re: XTO Energy Inc.
                                                Form S-3 Registration Statement,
                                                No. 333-71762

Gentlemen:

     The firm of Miller and Lents, Ltd., consents to the use of its name and to the use of its report dated March 22, 2002, regarding the XTO Energy Inc. Proved Reserves and Future Net Revenues as of December 31, 2001, in the Registration Statement on Form S-3, No. 333-71762.

     Miller and Lents, Ltd., has no interests in XTO Energy Inc. or in any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee otherwise connected with XTO Energy Inc. We are not employed by XTO Energy Inc. on a contingent basis.

                                Very truly yours,

                                MILLER AND LENTS, LTD.


                                By: /s/ James C. Pearson
                                   ------------------------
                                    James C. Pearson
                                    Chairman